7961 SHAFFER PARKWAY Exhibit 99.1
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchange

NEWS

Vista Gold Corp. Announces Closing of Offering of Common Shares

Denver, Colorado, April 20, 2011 - Vista Gold Corp. (TSX & NYSE Amex Equities:  VGZ) (“Vista” or the “Company”) is pleased to announce that it has closed its previously announced offering of 9,000,000 common shares of Vista (“Common Shares”) at a price of C$3.30 per Common Share (the “Issue Price”) for aggregate gross proceeds to the Company of C$29,700,000 (the “Offering”).  The Offering was completed on a bought deal basis with GMP Securities L.P. and Wellington West Capital Markets Inc. as underwriters (the “Underwriters”).  The Common Shares were sold in Canada by way of a prospectus supplement to Vista’s existing base shelf prospectus dated April 27, 2009 and filed with the securities commissions in all of the provinces and territories of Canada (other than the Province of Québec) and were sold in the United States by way of a prospectus supplement to the Company’s base shelf prospectus included in the Company’s shelf registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 27, 2009.

As part of the Offering, Vista granted the Underwriters an over-allotment option to purchase up to an additional 1,350,000 Common Shares at the Issue Price.  The over-allotment option remains exercisable at any time up to May 20, 2011.

As compensation to the Underwriters in connection with the Offering, Vista paid to the Underwriters a cash commission of C$1,485,000 and granted the Underwriters 450,000 compensation options (the “Compensation Options”).  Each Compensation Option is exercisable until April 20, 2013 to purchase one Common Share at the Issue Price.

The Company intends to use the net proceeds of the Offering as follows: (i) advancement of the Mt. Todd Project; (ii) exploration at the Guadalupe de los Reyes gold-silver project; (iii) permitting process at the Concordia gold project; and (iv) general corporate administration purposes of the Company.

Vista has filed a prospectus supplement to its base shelf prospectus with the Canadian securities regulatory authorities in each of the provinces and territories of Canada, except Québec, and a prospectus supplement to its base prospectus in its shelf registration statement with the SEC.  You may obtain a copy of the prospectus supplement and the accompanying base shelf prospectus filed in Canada from GMP Securities L.P. (fax (416) 943-6134 or request a copy by telephone at (416) 943-6130). You may obtain a copy of the prospectus supplement and the accompanying base prospectus filed in the United States from Griffiths McBurney Corp. c/o GMP Securities L.P. Attn: Equity Capital Markets, 145 King St. W., Suite 300, Toronto, Ontario, M5H 1J8, Canada, email your request to ecm@gmponline.com or fax your request to (416) 943-6134.

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, and the Concordia gold project in Baja California Sur, Mexico, to achieve its goal of becoming a gold producer. Vista’s other holdings include the Guadalupe de los Reyes gold-silver project in Mexico, the Awak Mas gold project in Indonesia, and the Long Valley gold project in California.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, the intended use of the net proceeds of the Offering and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words "optimistic," "potential," "indicate," "expect," "intend," "hopes," "believe," "may," "will,", "could", "if," "anticipate," and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of the drilling program, risks related to the adequacy of the design of the drilling program, risks related to the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista's operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings "Note Regarding Forward-Looking Statements" and "Risk Factors" in Vista's latest Annual Report on Form 10-K as filed on March 14, 2011, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185.

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